UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 21, 2006 (September 21, 2006)

Dividend Capital Total Realty Trust Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-125338	30-0309068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver, CO		80202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 21, 2006, the board of directors of Dividend Capital Total Realty Trust Inc. (the “Company”), including all of the independent directors of the Company, approved the Fourth Amended and Restated Advisory Agreement dated September 21, 2006 (the “Advisory Agreement”), by and among the Company, Dividend Capital Total Realty Operating Partnership LP (the “Operating Partnership”), and Dividend Capital Total Advisors LLC (the “Advisor”) which amends the asset management fee to be paid to the Advisor (the “Advisor Asset Management Fee”) prior to the Dividend Coverage Ratio Date (as defined and set forth below).

Below is a summary of the modifications to Section 9(c) of the Advisory Agreement relating to the Advisor Asset Management Fee:

Prior to the Dividend Coverage Ratio Date:

For Direct Real Properties (as defined and set forth below), the Advisor Asset Management Fee has been lowered to a monthly fee not to exceed one-twelfth of 0.75% of the aggregate cost (before non-cash reserves and depreciation) of all Direct Real Properties;

For Product Specialist Properties (as defined and set forth below), the Advisor Asset Management Fee has been lowered, subject to certain conditions, to (i) a monthly fee not to exceed one-twelfth of 0.50% of the aggregate cost (before non-cash reserves and depreciation) of Product Specialist Real Properties; and (ii) a monthly fee not to exceed 6% of the aggregate monthly Net Operating Income derived from all Product Specialist Real Properties.

After the Dividend Coverage Ratio Date:

For all Real Properties, the Advisor Asset Management Fee reverts back to its original calculation as follows: (i) a monthly fee not to exceed one-twelfth of 0.50% of the aggregate cost (before non-cash reserves and depreciation) of all Real Properties; and (ii) a monthly fee not to exceed 8.0% of the aggregate monthly Net Operating Income derived from all Real Properties.

In addition to the above general modifications to the Advisor Asset Management Fee, the definition of Real Properties was amended and the following defined terms were added to the Advisory Agreement:

“Direct Real Properties: shall mean those Real Properties acquired directly by the Company without the advice or participation of a Product Specialist engaged by the Advisor as described in the Company’s Prospectus.”

“Dividend Coverage Ratio: shall mean, as to any given fiscal quarter of the Company, the total amount of Distributions made by the Company in that fiscal quarter divided by the aggregate Funds From Operations for that fiscal quarter.”

“Dividend Coverage Ratio Date: shall be the date on which the Dividend Coverage Ratio has been less than or equal to 1.00 for two consecutive fiscal quarters of the Company.”

“Funds From Operations: shall have the meaning assigned to it in the Company’s financial statements, from time to time.”

“Product Specialist: Persons that have specialized expertise and dedicated resources in specific areas of real property or real estate securities investments and that assist the Advisor in connection with one or more of the following: identifying, evaluating and/or recommending potential investments, performing due diligence, negotiating purchases and/or managing the Company’s assets on a day-to-day basis, as described in the Company’s Prospectus.”

“Product Specialist Real Properties: shall mean those Real Properties acquired by the Company pursuant to the advice or participation of a Product Specialist engaged by the Advisor pursuant to a contractual arrangement as described in the Company’s Prospectus.”

This is only a summary of the amendments to the Advisory Agreement; therefore, you should refer to the Advisory Agreement which is filed herewith as Exhibit No. 10.2 for a complete review of the amendments.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No. 10.2	Fourth Amended and Restated Advisory Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dividend Capital Total Realty Trust Inc.
(Registrant)

Date: September 21, 2006	By:	/s/ JOHN E. BIALLAS
	Name:	John E. Biallas
	Title:	Chief Operating Officer